TESCO Expects 2009 Results to Include One-Time Charges

For Immediate Release
Trading Symbol:
"TESO" on NASDAQ
January 7, 2010

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today announced that it expects its 2009 reported results to include pre-tax charges of approximately $15.0 to $19.0 million.  These charges relate primarily to a $13.0 to $16.0 million non-cash adjustment to the Company's inventory, an impairment of approximately $1.0 million for fixed assets held for sale and $2.0 to $3.0 million in additional litigation reserve costs.  Partially offsetting these charges is a gain of approximately $1.3 million on the sale of one of its facilities in Canada, which was sold during the fourth quarter.

Julio Quintana, TESCO's Chief Executive Officer, commented "Due to continued market weakness in the oilfield services industry, we have adjusted certain inventory carrying values to better reflect the net realizable value of that inventory.  In addition, we have identified certain non-core assets that are no longer needed in our business.  We intend to dispose of this inventory and non-core assets over the coming months.   We continue to believe the long-term fundamentals of the global oil and gas markets remain intact.  With TESCO's innovative offerings and our solid balance sheet, we believe that TESCO is well positioned to take advantage of opportunities as the market recovers."

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl  (713) 359-7000
Tesco Corporation

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A – Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2008 and "Part II, Item 1A – Risk Factors" in our quarterly report on Form 10-Q for the quarter ended September 30, 2009 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.